EXHIBIT 99.1

Contact:

Kenneth J. Mahon

Exec. VP and Chief Financial Officer

718-782-6200 extension 8265

Stephanie Prince

Director of Corporate Marketing

718-782-6200 extension 8250

DIME COMMUNITY BANCSHARES REPORTS THIRD QUARTER 2004 EARNINGS

 Loan Growth Increases at 15% annual rate

Net Interest Margin Improved to 2.92%

Brooklyn, NY – October 21, 2004 - Dime Community Bancshares, Inc. (NASDAQ: DCOM, the "Company"), the parent company of The Dime Savings Bank of Williamsburgh (the "Bank"), today reported net income of $11.2 million, or 31 cents per diluted share, for the quarter ended September 30, 2004, compared to $15.2 million, or 41 cents per diluted share, for the quarter ended September 30, 2003 and $12.4 million, or 34 cents per diluted share for the quarter ended June 30, 2004.

Earnings, excluding income from prepayment fees on loans and gains or losses on the sale of securities, were $9.9 million or 28 cents per diluted share for the quarter ended September 30, 2004, compared to $11.6 million, or 31 cents per diluted share, for the quarter ended September 30, 2003 and $10.1 million, or 28 cents per diluted share for the quarter ended June 30, 2004.

Highlights for the quarter ended September 30, 2004 include:

•

Real estate loan originations totaled $279.5 million, resulting in a 15% annualized growth rate in the loan portfolio.

•

Total assets declined by 6.3% annualized as higher cost deposits were allowed to run off and not replaced with borrowed funds.

•

Net interest margin improved slightly to 2.92%, two basis points higher sequentially, as refinance activity slowed and a greater level of interest earning assets were shifted into real estate loans.

•

The Bank maintained its industry-leading credit quality with non-performing assets representing only 2 basis points of total assets at period end, a decline from 4 basis points of assets at June 30, 2004.

•

The Company remains among the industry leaders in cost efficiency, with a quarterly efficiency ratio of 36.2%.

•

The Company repurchased 264,200 shares into treasury during the quarter.

“We are pleased with our performance in the third quarter given continuing shifts in business conditions,” said Vincent F. Palagiano, chairman and chief executive officer.  “Loan growth, asset quality, and our efficiency ratio remained within recent trends. We largely maintained our deposit base despite a sizeable number of CD maturities and increased competition for deposits. We did permit a portion of our higher-cost deposits to run off, leading to a ten basis point sequential decline in deposit costs. Our decision to fund newly originated loans largely through the sale and roll-off of lower yielding mortgage-backed securities also contributed to the stabilization of our net interest margin. All of these measures resulted in the continued generation of returns on assets and shareholders equity that maintain Dime’s high ranking among the 100 largest publicly traded thrifts in the U.S.”

FINANCIAL RESULTS

For the quarter ended September 30, 2004, the Company’s pretax income was $18.0 million compared to $25.0 million in the same quarter of the previous year.  The decrease of $7.0 million was comprised of a decline of $1.4 million in net interest income, a decrease of $4.9 million in non-interest income (largely due to a decline of $3.7 million in prepayment fees) and an increase of $721,000 in non-interest expense.

The effective tax rate was 37.5% for the quarter ended September 30, 2004.  The effective tax rate for the full year 2004 remains estimated to approximate 38%.

On a linked quarter basis, the Company’s net income declined from $12.4 million in the June 30, 2004 quarter, a decrease of $1.2 million.  This was attributable primarily to pretax prepayment fee income that totaled $2.4 million during the September 2004 quarter as compared to $3.8 million recorded in the June 2004 quarter.

Net interest margin widened slightly to 2.92% during the September 2004 quarter from 2.90% in the June 2004 quarter.  The net interest margin stabilized during the quarter in part due to a greater proportion of earning assets deployed into the loan portfolio, 76.7% versus 71.4%, as cash flows from the amortization and sales of mortgage-backed securities were used to fund higher yielding, newly originated real estate loans.  During the quarter ended September 30, 2004, the average yield on newly originated real estate loans was 5.23%, up from 4.80% during the quarter ended June 30, 2004.

A decline in the average cost of deposits also contributed to net interest margin expansion during the September 2004 quarter as a portion of higher cost, promotional deposits were allowed to run off, resulting in a 10 basis point decline in the average cost of deposits.

Average deposits per branch approximated $112 million at September 30, 2004. The loan-to-deposit ratio was 113%, compared with 109% in the September 2003 quarter and 104% in the June 2004 quarter. Core deposits comprised 59% of total deposits at September 30, 2004, compared to 61% at September 30, 2003, and 58% at June 30, 2004. Core deposit growth has exceeded 6% over the past twelve months.

Non-interest income totaled $4.5 million during the quarter ended September 30, 2004, compared to $9.4 million in the quarter ended September 30, 2003 and $6.7 million in the quarter ended June 30, 2004. The decline resulted primarily from decreases in prepayment fee income, the largest component of non-interest income, which totaled $2.4 million in the quarter ended September 30, 2004, $6.1 million in the quarter ended September 30, 2003 and $3.8 million in the quarter ended June 30, 2004.

The Company recorded a net loss of $288,000 on the sale of $111.3 million in loans to Fannie Mae during the quarter ended September 30, 2004. On a flow basis $58.2 million were sold at a gain of $194,000, and $53.1 million were sold out of portfolio at a loss of $482,000 reflecting portfolio restructuring. During the quarter ended September 30, 2003, a gain of $646,000 was recorded on the sale of $49.3 million in loans.  The Company recorded a gain of $207,000 on the sale of $26.8 million in loans to Fannie Mae during the quarter ended June 30, 2004.

The Company recorded a loss of $139,000 on the sale of securities of $109.1 million during the quarter ended September 30, 2004. There were no sales of securities during either quarter ended September 30, 2003 or June 30, 2004.

Non-interest expenses were $10.5 million during the quarter ended September 30, 2004, an increase of 7% from the prior year quarter.  This increase resulted from added salary and benefit expense, increased expenses related to the Employee Stock Ownership Plan as well as non-recurring costs associated with the conversion of the Bank’s data processing systems.  Non-interest expense was flat sequentially.

Mr. Palagiano concluded, “We at Dime continue to believe that following a long-term strategic path is the best way to maximize value creation for our shareholders. As such, our standards of conservative lending and sound asset/liability and interest rate risk management do not change with shifts in the marketplace. By continuing to control asset and expense growth and preserving our high tangible capital ratio, we believe that we are maintaining the maximum flexibility to manage our balance sheet growth during future, more favorable periods.”

REAL ESTATE LENDING AND CREDIT QUALITY

Real estate loan originations totaled $279.5 million during the quarter ended September 30, 2004. The average rate on these originations was 5.23% during the quarter ended September 30, 2004, up from 4.80% during the quarter ended June 30, 2004.  Real estate loan prepayment and amortization during the September 2004 quarter approximated 21% of the loan portfolio on an annualized basis, compared to 59% during the September 2003 quarter and 35% during the June 2004 quarter.

At September 30, 2004 the loan commitment pipeline approximated $85.8 million, at an average rate of 5.50%, of which $12.5 million is intended for sale to Fannie Mae.

The Company maintained its long record of outstanding credit quality during the most recent quarter. Non-performing loans declined to $851,000 at September 30, 2004, representing 0.02% of total assets.  Non-performing assets have remained below 5 basis points of total assets for the previous seven quarters.

SHARE REPURCHASE PROGRAM

During the September 2004 quarter, the Company repurchased 264,200 shares of its common stock into treasury.  As of September 30, 2004, the Company had an additional 1.7 million shares remaining eligible for repurchase under its tenth stock repurchase program, approved in May 2004.

OUTLOOK

For the full year of 2004, the Company estimates earnings per share in the range of  $1.26 to $1.28. This estimate assumes lower prepayment fee income and a slowdown in loan originations during the fourth quarter. Prepayment fee income for the full year 2004 is expected to account for approximately $0.16 per diluted share. Fourth quarter diluted earnings per share, excluding prepayment fee income and gains or losses on the sale of securities, are estimated to approximate the level of the third quarter. The net interest margin is expected to remain stable.

In 2005 it is anticipated that there will be a significant decrease in prepayment fee income. This is based on an expectation that rising intermediate-term interest rates will cause loan refinancing to slow considerably, coupled with the reduced amount of premium coupon loans remaining in the Company’s loan portfolio.

CONFERENCE CALL

Management will conduct a conference call at 10:00 A.M. Eastern Time, on Friday, October 22, 2004, to discuss the Company’s operating performance for the quarterly period ended September 30, 2004.

The conference call will also be available via the Internet by accessing the following Web address: www.dsbwdirect.com or www.vcall.com.  Web users should go to the site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast will be available until November 22, 2004.

ABOUT DIME COMMUNITY BANCSHARES

Dime Community Bancshares, Inc., a unitary thrift holding company, is the parent company of The Dime Savings Bank of Williamsburgh, Brooklyn, New York, founded in 1864.  With $3.42 billion in assets as of September 30, 2004, the Bank has twenty branches located throughout Brooklyn, Queens, the Bronx and Nassau County, New York.  More information on the Company and Bank can be found on the Bank's Internet website at www.dimedirect.com.

Statements made herein that are forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995 are subject to risks and uncertainties that could cause actual results to differ materially.  Such risks and uncertainties include, but are not limited to, those related to overall business conditions and market interest rates, particularly in the markets in which the Company operates, fiscal and monetary policy, changes in regulations affecting financial institutions and other risks and uncertainties discussed in the Company's Securities and Exchange Commission filings.  The Company disclaims any obligation to publicly announce future events or developments which may affect the forward-looking statements herein.

- tables to follow -

DIME COMMUNITY BANCSHARES,  INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands except share amounts)

	September 30,
	2004	December 31,
ASSETS:	(Unaudited)	2003

Cash and due from banks	$26,914	$24,073
Investment securities held to maturity	650	710
Investment securities available for sale	54,350	37,107
Mortgage-backed securities held to maturity	525	770
Mortgage-backed securities available for sale	564,761	461,967
Federal funds sold and other short-term assets	62,839	95,286
Real estate Loans:
One-to-four family and cooperative apartment	138,085	138,039
Multi-family and underlying cooperative	1,910,254	1,737,306
Commercial real estate	408,327	309,810
Construction and land acquisition	16,378	2,880
Unearned discounts and net deferred loan fees	(454)	(1,517)

Total real estate loans	2,472,590	2,186,518

Other loans	3,457	4,072
Allowance for loan losses	(15,382)	(15,018)

Total loans, net	2,460,665	2,175,572

Loans held for sale	55,209	2,050
Premises and fixed assets, net	16,634	16,400
Federal Home Loan Bank of New York capital stock	25,325	26,700
Other real estate owned, net	-	-
Goodwill	55,638	55,638
Other assets	91,667	75,388

TOTAL ASSETS	$3,415,177	$2,971,661

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
Checking and NOW	$134,464	$129,349
Savings	362,789	366,592
Money Market	812,961	745,387

Sub-total	1,310,214	1,241,328

Certificates of deposit	923,042	800,350

Total Due to depositors	2,233,256	2,041,678

Escrow and other deposits	62,840	39,941
Securities sold under agreements to repurchase	205,649	12,675
Federal Home Loan Bank of New York advances	506,500	534,000
Subordinated Notes Sold	25,000	25,000
Trust Preferred Notes Payable	72,165	-
Other liabilities	29,239	34,448

TOTAL LIABILITIES	3,134,649	2,687,742
STOCKHOLDERS' EQUITY:
Common stock ($0.01 par, 125,000,000 shares authorized,
49,988,887 shares and 49,160,657 shares issued at
September 30, 2004 and December 31, 2003, respectively,
and 37,350,143 shares and 38,115,111 shares outstanding
at September 30, 2004 and December 31, 2003, respectively)	500	492
Additional paid-in capital	196,750	185,991
Retained earnings	252,979	231,771
Unallocated common stock of Employee Stock Ownership Plan	(4,863)	(5,202)
Unearned common stock of Recognition and Retention Plan	(2,639)	(2,617)
Common stock held by the Benefit Maintenance Plan	(7,348)	(5,584)
Treasury stock (12,638,744 shares and 11,045,546 shares
at September 30, 2004 and December 31, 2003, respectively)	(151,901)	(120,086)
Accumulated other comprehensive (loss) income, net	(2,950)	(846)

TOTAL STOCKHOLDERS' EQUITY	280,528	283,919

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,415,177	$2,971,661

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2004	2004	2003	2004	2003

Interest income:
Loans secured by real estate	$35,462	$34,450	$36,024	$103,527	$111,092
Other loans	65	60	70	188	207
Mortgage-backed securities	5,440	6,146	4,815	16,298	13,692
Investment securities	416	375	492	1,103	1,994
Other	323	386	610	1,052	2,542
Total interest income	41,706	41,417	42,011	122,168	129,527
Interest expense:
Deposits and escrow	9,488	10,242	9,112	28,734	29,890
Borrowed funds	8,165	7,301	7,419	21,391	22,284
Total interest expense	17,653	17,543	16,531	50,125	52,174
Net interest income	24,053	23,874	25,480	72,043	77,353
Provision for loan losses	60	60	88	180	208
Net interest income after
provision for loan losses	23,993	23,814	25,392	71,863	77,145

Non-interest income:
Service charges and other fees	1,619	1,742	1,803	4,921	4,761
Net (loss) gain on sales and
redemptions of assets	(427)	207	646	356	1,500
Other	3,306	4,783	6,957	11,570	13,264
Total non-interest income	4,498	6,732	9,406	16,847	19,525
Non-interest expense:
Compensation and benefits	5,675	6,178	5,337	17,570	15,726
Occupancy and equipment	1,404	1,253	1,264	3,920	3,782
Core deposit intangible amortization	206	206	206	618	619
Other	3,205	2,915	2,962	9,299	9,007
Total non-interest expense	10,490	10,552	9,769	31,407	29,134

Income before taxes	18,001	19,994	25,029	57,303	67,536
Income tax expense	6,755	7,588	9,857	21,311	26,130

Net Income	$11,246	$12,406	$15,172	$35,992	$41,406

Earnings per Share:
Basic	$0.32	$0.35	$0.43	$1.02	$1.15
Diluted	$0.31	$0.34	$0.41	$0.99	$1.11

Average common shares
outstanding for Diluted EPS	35,998,094	36,135,121	37,262,262	36,332,435	37,356,816

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2004	2004	2003	2004	2003

Performance and Other Selected Ratios:
Return on Average Assets	1.30%	1.44%	1.96%	1.44%	1.79%
Return on Average Stockholders' Equity	16.41%	18.42%	22.07%	17.51%	20.35%
Return on Average Tangible Stockholders' Equity	20.15%	22.84%	27.61%	21.71%	25.88%
Net Interest Spread	2.72%	2.66%	3.23%	2.79%	3.25%
Net Interest Margin	2.92%	2.90%	3.46%	3.03%	3.52%
Non-interest Expense to Average Assets	1.22%	1.22%	1.26%	1.26%	1.26%
Efficiency Ratio	36.20%	34.71%	28.53%	35.47%	30.55%
Effective Tax Rate	37.53%	37.95%	39.38%	37.19%	38.69%

Per Share Data:
Reported EPS (Diluted)	$0.31	$0.34	$0.41	$0.99	$1.11
Stated Book Value	7.51	7.22	7.44	7.51	7.44
Tangible Book Value	6.09	5.94	5.95	6.09	5.95

Average Balance Data:
Average Assets	$ 3,448,112	$ 3,448,906	$ 3,100,382	$ 3,330,404	$ 3,080,870
Average Interest Earning Assets	3,292,610	3,295,823	2,948,501	3,173,196	2,927,578
Average Stockholders' Equity	274,176	269,337	274,990	274,033	271,228
Average Tangible Stockholders' Equity	223,288	217,315	219,765	220,898	213,314
Average Loans	2,525,371	2,351,624	2,200,161	2,365,129	2,189,140
Average Deposits	2,276,974	2,349,850	2,072,793	2,257,155	2,052,003

Asset Quality Summary:
Net charge-offs (recoveries)	$ 6	$ 37	$ 15	$ 73	$ 45
Nonperforming Loans	851	1,413	860	851	860
Nonperforming Loans/ Total Loans	0.03%	0.06%	0.04%	0.03%	0.04%
Nonperforming Assets/Total Assets	0.02%	0.04%	0.03%	0.02%	0.03%
Allowance for Loan Loss/Total Loans	0.61%	0.60%	0.71%	0.61%	0.71%
Allowance for Loan Loss/Nonperforming Loans	1807.52%	1028.66%	1816.40%	1807.52%	1816.40%

Regulatory Capital Ratios (Bank Only):
Tangible Capital Ratio	7.86%	7.30%	7.52%	7.86%	7.52%
Leverage Capital Ratio	7.86%	7.30%	7.52%	7.86%	7.52%
Risk -Based Capital Ratio	14.84%	14.46%	14.49%	14.84%	14.49%
Non-GAAP Disclosures – Cash Earnings Reconciliation and Ratios (1):
Net Income	$11,246	$12,406	$15,172	$35,992	$41,406
Additions to Net Income:
Core Deposit Intangible Amortization	206	206	206	618	618
Non-cash stock benefit plan expense	651	685	645	2,131	1,825
Cash Earnings	$12,103	$13,297	$16,023	$38,741	$43,849

Cash EPS (Diluted)	0.34	0.37	0.43	1.07	1.17
Cash Return on Average Assets	1.40%	1.54%	2.07%	1.55%	1.90%
Cash Return on Average Tangible Stockholders' Equity	21.68%	24.48%	29.16%	23.38%	27.41%

(1)    Cash earnings and related data are "Non-GAAP Disclosures."  These disclosures present information which management considers useful to the readers of this report since they present a measure of the tangible equity generated from operations during each period presented.  Tangible equity generation is a significant financial measure since banks are subject to regulatory requirements involving the maintenance of minimum tangible capital levels.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

ANALYSIS OF NET INTEREST INCOME

		For the Three Months Ended
		September 30, 2004			June 30, 2004		September 30, 2003
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars In Thousands)
Assets:
Interest-earning assets:
Real Estate Loans	$2,522,106	$35,462	5.62%	$2,348,236	$34,450	5.87%	$2,196,516	$36,024	6.56%
Other loans	3,265	65	7.96	3,388	60	7.08	3,645	70	7.68
Mortgage-backed securities	630,131	5,440	3.45	750,157	6,146	3.28	606,628	4,815	3.17
Investment securities	50,458	416	3.30	45,188	375	3.32	52,361	492	3.76
Other short-term investments	86,650	323	1.49	148,854	386	1.04	89,351	610	2.73
Total interest earning assets	3,292,610	$41,706	5.07%	3,295,823	$41,417	5.03%	2,948,501	$42,011	5.70%
Non-interest earning assets	155,502			153,083			151,881
Total assets	$3,448,112			$3,448,906			$3,100,382

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
NOW, Super Now accounts	$44,003	$117	1.05%	$41,128	$105	1.02%	$33,343	$83	0.99%
Money Market accounts	827,387	2,985	1.43	844,621	3,177	1.51	731,904	2,706	1.47
Savings accounts	368,391	505	0.54	371,427	500	0.54	369,904	499	0.54
Certificates of deposit	942,465	5,881	2.48	998,037	6,460	2.60	846,185	5,824	2.73
Borrowed Funds	797,944	8,165	4.06	718,812	7,301	4.07	675,467	7,419	4.36
Total interest-bearing liabilities	2,980,190	$17,653	2.35%	2,974,025	$17,543	2.37%	2,656,803	$16,531	2.47%
Checking accounts	94,728			94,637			91,457
Other non-interest-bearing liabilities	99,018			110,907			77,132
Total liabilities	3,173,936			3,179,569			2,825,392
Stockholders' equity	274,176			269,337			274,990
Total liabilities and stockholders' equity	$3,448,112			$3,448,906			$3,100,382
Net interest income		$24,053			$23,874			$25,480
Net interest spread (1)			2.72%			2.66%			3.23%
Net interest-earning assets	$312,420			$321,798			$291,698
Net interest margin (1)			2.92%			2.90%			3.46%
Ratio of interest-earning assets
to interest-bearing liabilities			110.48%			110.82%			110.98%